UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Managed High Yield Plus Fund Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Managed High Yield Plus Fund Inc.

(New York Stock Exchange Trading Symbol: HYF)

1285 Avenue of the Americas

New York, New York 10019-6028

Dear Shareholder:

Important information regarding a special shareholders meeting of Managed High Yield Plus Fund Inc. (the “Fund”) is enclosed. We encourage you to review it carefully.

On October 13, 2015, the Board of Directors (the “Board”) announced that it had determined to approve a proposal to liquidate and dissolve the Fund. Therefore, at the special meeting, the shareholders of the Fund will be asked to consider and vote upon a proposal to liquidate and dissolve the Fund.

While the proposal to liquidate and dissolve the Fund is discussed in much greater detail in the enclosed Proxy Statement, which we urge you to review carefully, we have prepared answers to what we anticipate may be some of your questions regarding the liquidation proposal on the next few pages.

For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR the proposal to liquidate and dissolve the Fund. Please use the enclosed proxy card to authorize the named proxies to cast your votes TODAY by signing, dating and returning your proxy card in the enclosed postage-paid envelope. You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction form for further guidance.

On behalf of the Fund, I thank you for your continued support.

Sincerely,

Mark E. Carver

President of the Fund

February 29, 2016

Some Questions and Answers Regarding the Proposed Liquidation and Dissolution

By its very nature, the following “Questions and Answers” section is a summary and is not intended to be as detailed as the discussion found later in the materials. For that reason, the information below is qualified in its entirety by reference to the enclosed Proxy Statement and the Plan of Liquidation, which is appended to it as Exhibit A.

What factors did the Board consider in determining to recommend the Liquidation Proposal?

The Board of Directors (the “Board”) of Managed High Yield Plus Fund Inc. (the “Fund”), after careful deliberation and a thorough review of the available alternatives and circumstances, and based upon the recommendation of UBS Asset Management (Americas) Inc. (“UBS AM”), the Fund’s investment manager, determined that a proposal to liquidate and dissolve the Fund (the “Liquidation Proposal”) would be in the best interests of the Fund, and unanimously adopted and approved a Plan of Liquidation and Dissolution (the “Plan”) subject to the approval of the Fund’s shareholders at a special meeting of shareholders (the “Special Meeting”). The Board weighed a variety of factors, including (in no particular order):

•	anticipated benefits to all shareholders that would result from liquidation, particularly the return of the full net asset value of the Fund’s shares to shareholders;

•	the Fund’s persistent trading discount;

•	the Board’s and UBS AM’s previous attention to, and efforts to address, the Fund’s trading discount;

•	the recommendation of the Fund’s investment manager and its management team;

•	the significant holdings and increased interest of activist investors and shareholders that tend to vote with activist investors; and

•

possible alternatives to liquidation, including an unsolicited proposal to the Board by an unaffiliated investment manager to request that the Board consider conducting a tender offer for the Fund’s shares, converting the Fund into a total return equity fund and appointing that investment manager to serve as the Fund’s new investment manager in an effort to realize possible benefits associated with the Fund’s capital-loss carryforwards.

The Board concluded that liquidation and dissolution would be in the best interests of the Fund and its shareholders. In particular, the Board considered that liquidation and dissolution would be beneficial to all shareholders; that the Fund had been trading at a significant discount to its net asset value for an extended period of time, and previous actions undertaken to address the discount had not significantly reduced the discount; that activist investors and investors that tend to vote with activists had taken large positions in the shares of the Fund; and that alternative possible methods of addressing the discount likely would be less beneficial to shareholders than liquidation of the Fund, and could require the commitment of significant additional resources, which would not be available, and would provide no guarantee that the discount would be reduced. The Board also considered the unsolicited proposal from the unaffiliated manager, including requesting certain additional information from that manager. Based on these considerations, among others, on balance, the Board—consistent with the recommendation of Fund management—determined that liquidation and dissolution would be the best option.

The Board recognizes that liquidation and dissolution is an extraordinary action, and it does not make this proposal lightly.

i

However, given the totality of the circumstances outlined above, the Board believes that liquidation and dissolution would be in the best interests of the Fund and its shareholders. In recommending liquidation and dissolution, the Board is also mindful of the knowledge and experience of UBS AM, which it believes is well positioned to enable shareholders to realize the best value for their shares in an orderly liquidation.

Why is the Board asking shareholders to consider the Liquidation Proposal at the Special Meeting, rather than at an annual meeting?

As described in greater detail in the Proxy Statement, on October 13, 2015, the Fund announced that the Board had determined to hold the Special Meeting solely for the purpose of considering the Liquidation Proposal.

The Fund’s annual shareholders meeting would ordinarily be held in September 2016 and is timed based on the availability of the Fund’s annual report to shareholders (which is linked to its fiscal year end). The Board believes that it would be in the best interests of the Fund and all of its shareholders to hold the Special Meeting solely to consider the Liquidation Proposal in an effort to expedite the liquidation of the Fund prior to any September meeting.

If the Liquidation Proposal is approved at the Special Meeting, what will happen next?

If the Liquidation Proposal is approved by shareholders, management will proceed to liquidate and dissolve the Fund. The Plan would become effective as of the date of its approval by shareholders. As soon as reasonably practicable thereafter, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payment of all liabilities and distributing its remaining assets to shareholders.

What if the Liquidation Proposal is not approved at the Special Meeting?

If the Liquidation Proposal is not approved by shareholders, the Fund will not be liquidated and dissolved and will continue operations pending consideration of other alternatives in the future. The Fund would likely continue to trade at a significant discount to net asset value, which may widen with the defeat of the Liquidation Proposal. The Board believes such an outcome is not in the best interest of the Fund or its shareholders.

Who is eligible to vote on the Liquidation Proposal?

Holders of common stock of record as of the close of business on February 19, 2016 are entitled to vote at the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the Liquidation Proposal.

What vote is required to approve the Liquidation Proposal?

The approval of the Liquidation Proposal requires the affirmative vote of a simple majority of the votes entitled to be cast on the proposal. That is, a majority vote of the Fund’s outstanding shares.

ii

How would liquidation and dissolution affect the Fund and my investment?

If the Liquidation Proposal is approved by the Fund’s shareholders, the Fund’s assets will be sold and, after paying or setting aside reserves for the payment of liabilities, the proceeds will be distributed to the Fund’s shareholders, and the Fund will be dissolved pursuant to the Plan. Shareholders should carefully read and consider the discussion of this proposal and the Plan in the Proxy Statement found below.

Where do I find further information about the Liquidation Proposal?

Further information about the Liquidation Proposal, including the tax implications of the proposed liquidation and dissolution of the Fund, is available in the attached Proxy Statement.

What are the tax implications for shareholders if the Fund is liquidated?

For federal income tax purposes, the liquidation of the Fund will generally be treated as a taxable event with respect to shareholders that hold shares in a taxable account. Each shareholder who receives a liquidating distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the liquidating distribution exceeds (or is less than) the shareholder’s tax basis on his or her liquidating Fund shares. For more information, please see “Tax consequences of liquidation and dissolution” in the enclosed Proxy Statement.

iii

Managed High Yield Plus Fund Inc.

(New York Stock Exchange Trading Symbol: HYF)

Notice of special meeting of shareholders

April 21, 2016

To the shareholders:

The special meeting of shareholders of Managed High Yield Plus Fund Inc. (the “Fund”) will be held on April 21, 2016 at 10:00 a.m., Eastern time, on the 14th Floor of the UBS Building located at 1285 Avenue of the Americas, New York, New York 10019-6028 for the following purposes:

(1)	To consider and vote upon a proposal that the Fund be liquidated and dissolved pursuant to a Plan of Liquidation and Dissolution; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You are entitled to vote at the meeting and any adjournment or postponement thereof if you owned Fund shares at the close of business on February 19, 2016. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

By order of the Board of Directors,

Mark F. Kemper

Vice President and Secretary

February 29, 2016

1285 Avenue of the Americas

New York, New York 10019-6028

Your vote is important no matter how many shares you own

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted “FOR” the liquidation and, in the proxies’ discretion, either “FOR” or “AGAINST” any other business that may properly arise at the special meeting. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your proxy card promptly.

Instructions for signing proxy cards

The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund of validating your vote if you fail to sign your proxy card properly.

1. Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All other accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid signature
Corporate accounts
(1) ABC Corp.	ABC Corp.
John Doe, treasurer
(2) ABC Corp.	John Doe, treasurer
(3) ABC Corp. c/o John Doe, treasurer	John Doe
(4) ABC Corp. profit sharing plan	John Doe, trustee

Partnership accounts
(1) The XYZ partnership	Jane B. Smith, partner
(2) Smith and Jones, limited partnership	Jane B. Smith, general partner

Trust accounts
(1) ABC trust account	Jane B. Doe, trustee
(2) Jane B. Doe, trustee u/t/d 12/18/78	Jane B. Doe

Custodial or estate accounts
(1) John B. Smith, Cust. f/b/o JohnB. Smith, Jr. UGMA/UTMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., executor

Managed High Yield Plus Fund Inc.

1285 Avenue of the Americas

New York, New York 10019-6028

Proxy statement

Special meeting of shareholders to be held on April 21, 2016

This proxy statement is furnished to the shareholders of Managed High Yield Plus Fund Inc. (the “Fund”) in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be exercised at a special meeting of the shareholders of the Fund (the “Special Meeting”) to be held on April 21, 2016, at 10:00 a.m., Eastern time, on the 14th Floor of the UBS Building located at 1285 Avenue of the Americas, New York, New York 10019-6028, or any adjournment or postponement thereof. This proxy statement and the related proxy card will first be mailed to shareholders on or about February 29, 2016.

Shareholders of record at the close of business on February 19, 2016, are entitled to notice of and to vote at the meeting. The presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum for the transaction of business at the meeting. In the event that a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve the proposal to liquidate and dissolve the Fund (the “Liquidation Proposal”) are not received, the chairman of the meeting has the power to adjourn the meeting, to a date not more than 120 days after the original record date for the meeting, without notice other than announcement at the meeting. The shareholders present, either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than required to establish a quorum.

Broker non-votes are proxies for shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the Liquidation Proposal, for which the required vote is a simple majority of the votes entitled to be cast on the proposal.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received by the Fund properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted FOR the Liquidation Proposal and, in the proxies’ discretion, either FOR or AGAINST any other business that may properly be presented at the Special Meeting. You may revoke any proxy card by giving another proxy or by submitting a written notice of revocation to the Fund’s Secretary care of UBS Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606. To be effective, your revocation must be received by the Fund prior to the meeting and must indicate your name and account number. In addition, if you attend the Special Meeting in person you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given.

As of the record date, February 19, 2016, the Fund had 62,153,062 shares of common stock outstanding. The solicitation of proxies, the cost of which will be borne by the Fund, will be made primarily by mail but also may include telephone or oral communications by regular employees of UBS Asset Management (Americas) Inc. (“UBS AM”) or UBS Financial Services Inc., who will not receive any compensation therefor from the Fund. The Fund has made arrangements for assistance with the solicitation of proxies, as described in the section below, entitled “Solicitation of Proxies.” Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote.

UBS AM serves as the Fund’s investment manager and administrator. UBS AM is an indirect asset management subsidiary of UBS Group AG. UBS Group AG is an internationally diversified organization with headquarters in Zurich, Switzerland. UBS Group AG operates in many areas of the financial services industry. Principal business offices of UBS AM are located at 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, Illinois 60606. The principal business address of UBS Group AG is Bahnhofstrasse 45, Zurich, Switzerland.

The Fund’s annual report and semi-annual report containing financial statements for the fiscal year ended May 31, 2015 and fiscal period ended November 30, 2015, respectively, have previously been mailed to shareholders. Shareholders may request additional copies of the Fund’s annual report and semi-annual report, without charge, by writing the Fund c/o Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646 or by calling toll-free 1-877-278-9670.

The Proposal: Liquidation and dissolution of the Fund

Rationale for the proposed liquidation and dissolution

After careful deliberation and a thorough review of the available alternatives and consistent with the recommendation of management, the Board determined that the Liquidation Proposal would be in the best interests of the Fund, and adopted and approved a Plan of Liquidation and Dissolution (the “Plan”) subject to the approval of the Fund’s shareholders at the Special Meeting. The Board recognizes that the Fund has delivered significant value to shareholders since its inception, but other facts and circumstances have led the Board and UBS AM to believe that, on balance, liquidation and dissolution would be in the best interests of the Fund and its shareholders.

In determining to recommend to shareholders the liquidation and dissolution of the Fund, the Board at a meeting on October 13, 2015 considered a variety of factors, including (in no particular order):

•

Liquidation and dissolution would benefit all Fund shareholders. The Board has concluded that the liquidation and dissolution of the Fund would be the best option for all of the Fund’s shareholders. All shareholders would receive net asset value (“NAV”) for their investment in the Fund through a “liquidating distribution.” Liquidation would allow portfolio securities to be sold and the proceeds to be distributed to shareholders in an orderly and equitable manner. The Board and UBS AM believe that an orderly liquidation of the Fund’s portfolio holdings is very important for all shareholders and will help maximize shareholder value.

•

The Fund’s persistent and intractable discount. The Board notes that the Fund had been trading at a significant discount to its NAV for an extended period of time, and that the discount had only widened more recently in the period preceding its October 13, 2015, press release announcing the intention to liquidate. Furthermore, previous actions undertaken by the Board and UBS AM to address the discount, most recently by modifying the managed distribution policy, had not significantly reduced the discount.

•

Activist investor interest. A significant portion of the Fund’s shares are held by activist shareholders and shareholders who tend to vote with activists. The Board and UBS AM believe that a significant percentage of the Fund’s shareholder base may not wish to see the Fund continue to operate under these circumstances and may prefer that the Fund be liquidated.

•

Alternatives to liquidation are less desirable or infeasible. After considering possible alternatives to liquidation, the Board has determined that such methods of addressing the discount likely would be less beneficial to shareholders than liquidation of the Fund. Such alternatives could require the commitment of significant additional resources, which would not be available, are otherwise infeasible, or would provide no guarantee that the discount would be reduced.

After the public announcement of the Board’s approval of the Liquidation Proposal, in December 2015, an unaffiliated investment manager that claimed to own shares of the Fund requested that the Board consider an alternative to liquidating and dissolving the Fund in order to preserve the potential benefits of the Fund’s capital-loss carryforwards. In particular, the investment manager requested that the Board consider a proposal that would involve: (i) conducting a tender offer for all of the Fund’s shares; (ii) converting the Fund’s current investment strategy into a total return equity strategy; and (iii) appointing that investment manager to serve as the Fund’s investment manager. The Board considered the investment manager’s proposal at a Board meeting on December 29, 2015. At that meeting, the Board discussed the unsolicited proposal and reviewed information provided by the investment manager in response to information requested on its behalf. The Board also considered UBS AM’s evaluation of the investment manager and further assessed the possible benefits associated with the Fund’s capital-loss carryforwards. After considering the alternative proposal from the investment manager in detail, the Board concluded that it could not reasonably recommend to the Fund’s shareholders the approval of that investment manager to serve as the Fund’s new investment manager nor the related changes to the Fund’s investment strategies and policies, and, based on UBS AM’s recommendation, reaffirmed the Liquidation Proposal.

Mechanics of the proposed liquidation and dissolution

If the Liquidation Proposal is approved by shareholders, the liquidation and dissolution of the Fund would be effected in accordance with the terms of the Plan appended as Exhibit A hereto, which has been approved by the Board and is summarized below. This summary is qualified in its entirety by reference to the Plan. Shareholders are urged to read the Plan in its entirety, as it describes:

•	The manner in which liquidation proceeds would be paid to shareholders. Each share of the common stock would be entitled to receive the then-current NAV per share of common stock of the Fund;

•	The process of delisting the Fund from NYSE; and

•	The process of deregistering the Fund under the 1940 Act and filing articles of dissolution with the State of Maryland.

If the Liquidation Proposal is approved by shareholders, the Plan would become effective as of the date of such approval. As soon as reasonably practicable thereafter, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payment of all liabilities and distributing its remaining assets to shareholders.

Although under the Plan, the Board has the authority to change the Plan to facilitate the liquidation of the Fund, or to abandon the Plan if at any time it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders, the Board does not anticipate doing so, absent compelling new circumstances under which a change in or abandonment of the Plan is necessary to prevent significant damage to the interests of the Fund and all of its shareholders.

Tax consequences of liquidation and dissolution

The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of liquidating distributions from the Fund pursuant to the provisions of the Plan. Shareholders should consult with their own tax advisors for advice regarding the application of current US federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

If the Liquidation Proposal is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final taxable year, and therefore expects not to be taxed on any of the Fund’s capital gains realized from the sale of its assets or ordinary income that the Fund timely distributes to shareholders. Prior to making liquidating distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, and to make any such distribution either prior to or at the time of the liquidating distributions.

A shareholder who receives liquidating distributions will be treated as having received the distribution in exchange for the shareholder’s stock in the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder’s basis in the Fund stock. If a shareholder holds stock as capital assets, the gain or loss will be characterized as a capital gain or loss. If the stock has been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual shareholders at a maximum U.S. federal tax rate of 15% or 20%, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to stock in the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock.

The Board, including the Independent Directors, unanimously recommends that shareholders vote “FOR” the proposed liquidation.

Other information

Beneficial ownership of shares

None of the current directors and executive officers (22 persons) beneficially owned any shares of the Fund’s common stock at the close of business on January 31, 2016.

The following information is based upon a review of public filings. As of February [    ], 2016, management believed that the following persons owned beneficially 5% or more of the common stock of the Fund:

Title of class	Name and address of beneficial owner	Amount of shares beneficially owned	Percent of class
Common Stock	First Trust Portfolios L.P.; First Trust Advisors L.P.; The Charger Corporation 120 East Liberty Dr., Suite 400 Wheaton, Illinois 60187	8,080,269*	[13.00]%**

Title of class	Name and address of beneficial owner	Amount of shares beneficially owned	Percent of class
Common Stock	Saba Capital Master Fund Ltd.; Saba Capital Master Fund II, Ltd.; Saba Capital Leveraged Master Fund Ltd.; Saba Capital Partners (Cayman), L.P.; Saba Capital Series LLC Series 1 Saba Capital Management, L.P.; Boaz R. Weinstein 405 Lexington Avenue, 58th Floor, New York, New York 10174	6,132,069	[9.87]%***

Common Stock	Bulldog Investors LLC; Phillip Goldstein; Andrew Dakos; Steven Samuels Park 80 West, 250 Pehle Ave. Suite 708 Saddle Brook, NJ 07663	3,489,947	[5.62]%****

*	First Trust Portfolios L.P. is the sponsor of several unit investment trusts which hold shares of common stock of the Fund. No individual unit investment trust sponsored by First Trust Portfolios L.P. holds more than 3% of the Fund’s common stock. First Trust Advisors L.P. is an affiliate of First Trust Portfolios L.P. and acts as portfolio supervisor of the unit investment trusts which hold shares of common stock of the Fund. The Charger Corporation is the general partner of both First Trust Portfolios L.P. and First Trust Advisors L.P.

**	First Trust Portfolios L.P. made the filing upon which this information is based for a reporting event occurring on December 31, 2015. Percent of class is based on the number of shares outstanding as of [ ], 2016.

***	Saba Capital Management, L.P. made the filing upon which this information is based for a reporting event occurring on December 31, 2015. Percent of class is based on the number of shares outstanding as of [ ], 2016.

****	Bulldog Investors LLC made the filing upon which this information is based for a reporting event occurring on December 31, 2015. Percent of class is based on the number of shares outstanding as of [ ], 2016.

Shareholder proposals

Any shareholder who wishes to submit proposals for inclusion in the Fund’s proxy materials for a subsequent shareholders meeting should send such proposals to the Secretary of the Fund at UBS Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606. In order to be considered for inclusion in the Fund’s proxy materials for the 2016 annual meeting of shareholders (if the Fund is not earlier liquidated and dissolved in 2016), shareholder proposals must be received by the Fund no later than March 31, 2016.

Any shareholder who wishes to submit proposals to be considered at a subsequent shareholders meeting and not to be included in the Fund’s proxy materials should send such proposals to the Secretary of the

Fund at UBS Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606. In order to be considered at the Fund’s 2016 annual meeting of shareholders (if the Fund is not earlier liquidated and dissolved in 2016), shareholder proposals must be received by the Fund no earlier than March 1, 2016 and no later than March 31, 2016.

To the extent that the Fund is not liquidated before then, shareholder proposals that are submitted in a timely manner either for inclusion in the Fund’s proxy materials, or otherwise for presentation at the Fund’s 2016 annual meeting of shareholders, will not necessarily be included in the Fund’s proxy materials or be able to be presented at the 2016 annual meeting of shareholders (if there is one). Inclusion or presentation of such proposals, as applicable, is subject to limitations under the federal securities laws and informational requirements of the Fund’s current Bylaws (attached as Exhibit B), as in effect from time to time.

Currency of information

Shareholders should note that information and data provided in this proxy statement is current only as of the dates indicated.

Solicitation of proxies

Your vote is being solicited by the Board. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies.

In addition, the Fund has made arrangements with a professional proxy solicitation firm, Georgeson Inc., to assist with solicitation of proxies. The Fund anticipates that the cost of engaging the proxy solicitor and related costs will be approximately $48,000, plus expenses.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, telecopy, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote.

The directors and officers of the Fund, or regular employees and agents of UBS AM and UBS Financial Services Inc., may be involved in the solicitation of proxies. The Fund does not reimburse such persons for the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the meeting.

Important notice regarding the availability of proxy materials for the Special Meeting of shareholders to be held on April 21, 2016

This proxy statement, along with the Fund’s annual report for the fiscal year ended May 31, 2015 and the Fund’s semi-annual report for the fiscal period ended November 30, 2015, are available free of charge on the Fund’s website at http://www.ubs.com/us/en/asset_management/individual_investors/closed_end_funds.html.

Other business

Under Maryland law, the only matters that may be acted on at a special meeting of shareholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal that the Fund be liquidated and dissolved, no other business may properly come before the Special Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

By order of the Board of Directors,

Mark F. Kemper

Vice President and Secretary

February 29, 2016

It is important that you execute and return your proxy promptly.

Exhibit A

Plan of Liquidation and Dissolution

Managed High Yield Plus Fund Inc.

This Plan of Liquidation and Dissolution (the “Plan”) is adopted by Managed High Yield Plus Fund Inc. (the “Fund”), a Maryland corporation. The Fund is a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, the “Code”) with respect to the Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with applicable law and the Fund’s Articles of Incorporation and Amended and Restated Bylaws (the “Bylaws”).

WHEREAS, a majority of the Fund’s Board of Directors (the “Board”), including a majority of its Directors who are not “interested persons” (as defined in the 1940 Act) (“Independent Directors”), has determined, on the basis of a recommendation from UBS Asset Management (Americas) Inc. (“UBS AM”) and after consideration of all of the surrounding circumstances, that the continuation of the Fund is not in the best interests of the Fund or its stockholders as a result of factors and events adversely affecting the ability of the Fund to continue to conduct its business and operations in a manner that benefits the Fund and its shareholders; and

WHEREAS, the Board, on behalf of the Fund, has determined that it is in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund; and

WHEREAS, the Board has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW THEREFORE, the liquidation and dissolution of the Fund will be carried out in the manner hereinafter set forth:

1.	Effective Date of Plan. The Plan will become effective upon its approval by the affirmative vote of the holders of the requisite number of outstanding shares of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan. The day of such approval is hereinafter referred to as the “Effective Date.”

2.	Liquidation. As promptly as reasonably practicable following the Effective Date, but in no event later than December 31, 2016 (absent unforeseen circumstances), the Fund will be liquidated in accordance with Section 331 of the Code.

3.	Dissolution. As promptly as reasonably practicable, consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland, the Articles of Incorporation and the Bylaws.

4.

Cessation of Business. As soon as is reasonably practicable after the Effective Date, the Board will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing the assets to stockholders of the Fund in complete liquidation of the Fund in accordance with the provisions of the Plan after the payment of amounts owed to (or reservation of assets for payment of such amounts to) all creditors of the Fund and discharging or making reasonable provisions for the Fund’s liabilities.

5.	Restriction on Transfer of Common Stock. The proportionate interests of common stockholders in the assets of the Fund will be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund will be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets will not be transferable, and the Fund’s common stock will cease to be traded on the New York Stock Exchange (“NYSE”).

6.	Notice to Stockholders. As soon as practicable after the Cessation Date (or before that date, if deemed necessary or appropriate by the officers of the Fund), the Fund will provide notice to the Fund’s stockholders and other appropriate parties (which may be by the issuance of a press release) that this Plan has been approved by the Board and the stockholders, and that the Fund will be liquidating its assets and redeeming its shares.

7.	Payment of Debts. As soon as is reasonably practicable after the Effective Date, subject to the provisions of Section 10 hereof, the Fund will determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown, prior to the date of the liquidating distribution provided for in Section 9 below.

8.	Liquidation of Assets. As soon as is reasonably practicable on or after the Effective Date, all portfolio securities of the Fund will be converted to cash or cash equivalents.

9.	Liquidating Distribution for Common Stock. As soon as reasonably practicable after paying, or setting aside the amount to pay, amounts owed to creditors and other liabilities pursuant to Section 7 above, the Fund will distribute pro rata to the Fund’s holders of common stock of record as of the close of business on the Cessation Date all of the remaining assets of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Cessation Date, including but not limited to, income dividends and capital gains distributions, if any, payable through the Cessation Date, and (ii) pay such contingent liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books.

If the Fund is unable to make distributions to all of the Fund’s stockholders because of the inability to locate stockholders to whom liquidating distributions are payable, the Board may create, in the name and on behalf of the Fund, a fund or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such fund or account for the benefit of those stockholders that cannot be located. The expenses of such fund or account will be charged against the assets therein.

10.

Satisfaction of Federal Income and Excise Tax Distribution Requirements. The Fund will, by the Cessation Date, have declared a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund’s stockholders all of the Fund’s income for the taxable years ending at or prior to the Cessation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Cessation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

11.	Management and Expenses of the Fund. The Fund will bear all expenses incurred in connection with the carrying out of this Plan with respect to the Fund including, but not limited to, all printing, legal, accounting, transfer agency and custodian fees, and the expenses of any notices to, or meeting of, stockholders. Expenses incurred by the Fund in the ordinary course during the liquidation, including without limitation Fund transaction costs, will continue to be treated as Fund expenses. Expenses to be incurred after payment of the liquidating distribution described in Section 9 above will be estimated and set aside as contemplated in that Section.

12.	Power of Board of Directors. The Board and the officers of the Fund will have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary, appropriate or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Fund will not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

13.	Delegation of Authority to the Fund’s Officers. The officers of the Fund, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Cessation Date) if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Fund or to protect the interests of the stockholders of the Fund.

14.	Amendment or Abandonment of Plan. The Board of Directors will have the authority to authorize or ratify such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and the dissolution, complete liquidation and termination of the existence of the Fund, and the distribution of the Fund’s net assets to stockholders in liquidation of the shares in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. The Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

15.	Filings. The Board hereby directs the officers of the Fund to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Maryland, the Securities and Exchange Commission, the New York Stock Exchange or any other authority.

16.	De-registration under the 1940 Act. Following the Cessation Date, the Fund will prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund will also file such other forms with the SEC as may be required, including, but not necessarily limited to, a final Form N-SAR (a semi-annual report) and perform any other action as is required by applicable law with respect to de-registration of the Fund.

17.	Articles of Dissolution. Consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of Incorporation. As soon as the Board or the officers of the Fund deem appropriate, the Fund will prepare and file Articles of Dissolution with and for acceptance for record by the State Department of Assessments and Taxation of Maryland.

18.	Fund Only. The obligations of the Fund entered into in the name or on behalf thereof by any of the Directors, officers, representatives or agents of the Fund are made not individually, but only in such capacities, and are not binding upon any of the Directors, officers, stockholders, representatives or agents of the Fund personally, but bind only the assets of the Fund.

Exhibit B

Article II, Section 11 of the Fund’s Bylaws amended and restated as of May 2010

Section 11. Advance Notice of Stockholder Nominees for Director and other Stockholder Proposals

(a)	Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)	For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3)	Such stockholder’s notice shall set forth:

(i)	as to each individual whom the stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”),

(A)	all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and

(B)

whether such stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”) and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(ii)	as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii)	as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)	the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C)	whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other registered closed-end fund (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company) and

(D)	any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)	as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)	the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)	the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v)	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.

(4)	Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation and (b) will serve as a Director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5)	Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6)	For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)

Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)	General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)	Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)	“Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)	Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Managed High Yield Plus Fund Inc.

Proxy

statement

Managed High Yield Plus Fund Inc.

Notice of special meeting to be held on April 21, 2016 and proxy statement

Form of proxy card

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholders Meeting 1285 Avenue of the Americas, 14th Floor New York, NY 10019 on April 21, 2016

Please detach at perforation before mailing.

PROXY	MANAGED HIGH YIELD PLUS FUND INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 2016 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY	PROXY

The undersigned shareholder of Managed High Yield Plus Fund Inc., a Maryland corporation (the “Company”), hereby appoints Keith A. Weller and Eric Sanders, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Company (the “Meeting”) to be held on April 21, 2016 at 10:00 a.m., Eastern time, on the 14th Floor of the UBS Building located at 1285 Avenue of the Americas, New York, New York 10019-6028, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the liquidation and dissolution of the Fund. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, either holder should sign. If signing is by attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title unless it is reflected in the form of registration.

Signature	(Title or Authority	)

Signature (if held jointly)	(Title or Authority	)

Date

Form of proxy card

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for Managed High Yield Plus Fund Inc.

Special Meeting of Shareholders to Be Held on April 21, 2016.

The Proxy Statement for this meeting is available at: [https://www.proxy-direct.com/]

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LIQUIDATION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:	■

		FOR	AGAINST	ABSTAIN

1.	To approve a proposal that the Company be liquidated and dissolved pursuant to a Plan of Liquidation and Dissolution.	☐	☐	☐

2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holders.

HAS YOUR ADDRESS CHANGED? IF YES, PLEASE PROVIDE NEW ADDRESS.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.